As filed with the Securities and Exchange Commission on May 13, 2016.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RESONANT INC.

(Exact name of registrant as specified in its charter)

Delaware	45-4320930
(State of other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

110 Castilian Drive, Suite 100

Goleta, California 93117

(805) 308-9803

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Terry Lingren

Chief Executive Officer

Resonant Inc.

110 Castilian Drive, Suite 100

Goleta, California 93117

(805) 308-9803

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copy to:

John J. McIlvery, Esq.

Stubbs Alderton & Markiles, LLP

15260 Ventura Boulevard, 20th Floor

Sherman Oaks, California 91403

(818) 444-4500

Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be Registered (2)(3)	Proposed maximum offering price per security (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $0.001 per share	1,996,880 shares	$4.32	$8,626,522	$869
Common Stock, par value $0.001 per share, underlying Warrants	1,996,880 shares	$4.32	$8,626,522	$869
Total:	3,993,760 shares		$17,253,044	$1,738

(1)                  The shares being registered hereunder consist of 1,996,880 shares of common stock and 1,996,880 shares of common stock that may be acquired upon exercise of warrants, in each case which shares of common stock may be sold from time to time by the selling stockholders.

(2)                  Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)                  Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low per share prices of the registrant’s common stock as report on The Nasdaq Capital Market on May 11, 2016.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”) or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 13, 2016

PROSPECTUS

3,993,760 Shares
Common Stock

This prospectus relates solely to the offer and sale from time to time of up to an aggregate of 3,993,760 shares of our common stock by the selling stockholders identified in this prospectus or a supplement hereto. These shares consist of shares of our common stock that we issued to the selling stockholders pursuant to private placements of our common stock or upon the exercise of warrants to purchase our common stock.

This prospectus describes the general manner in which the shares of common stock may be offered and sold by the selling stockholders. If necessary, the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

We are not offering any shares of common stock for sale under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby.

Our common stock is listed on The Nasdaq Capital Market under the symbol “RESN.” On May 11, 2016, the last reported sale price of our common stock on The Nasdaq Capital Market was $4.54.

Investing in our common stock involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our common stock. See “Where You Can Find More Information” below.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           .

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may offer from time to time up to an aggregate of 3,993,760 shares of common stock in one or more offerings.

The registration statement of which this prospectus is a part is being filed in accordance with the registration rights agreement, dated as of April 25, 2016, by and among Resonant Inc. and the selling stockholders party thereto. Pursuant to the registration rights agreement, we have agreed to indemnify and hold harmless, to the extent permitted by law, each of the selling stockholders party to the registration rights agreement and each of such selling stockholder’s officers, directors, members, managers, employees and agents, successors and assigns, and each other person, if any, who controls such selling stockholder within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), from and against certain losses, claims, damages and liabilities, including certain liabilities under the Securities Act.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and the information incorporated herein by reference include trademarks, services marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectuses are the property of their respective owners.

Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” and “Resonant” refer to Resonant Inc. and its subsidiaries.

RESONANT INC.

Resonant Inc. is a late-stage development company creating innovative filter designs for the RF front-end for the mobile device industry. The RF front-end, or RFFE, is the circuitry in a mobile device responsible for analog signal processing and is located between the device’s antenna and its digital baseband. Filters are a critical component of the RFFE that selects the desired radio frequency signals and rejects unwanted signals.

Using a patented, fundamentally new technology called Infinite Synthesized Networks®, or ISN®, we have developed a new method of designing RF filters that can displace conventional filters by providing significant cost and size reductions, fewer components and improved performance. We plan to commercialize our technology by creating filter designs that address the problems created by the growing number of frequency bands in the RF front-end of mobile devices. We are developing a series of single-band surface acoustic wave, or SAW, filter designs for frequency bands presently dominated by larger and more expensive bulk acoustic wave, or BAW, filters.  We are also developing multiplexer filter designs for 2 or more bands to address the carrier aggregation requirements of our customers. Finally, we are developing reconfigurable filter designs to replace multiple filters for multiple bands.  In order to succeed, we must convince RF front-end suppliers that our filter designs can significantly reduce the size and cost of their products.

We were incorporated in Delaware in January 2012. Our principal executive offices are located at 110 Castilian Drive, Suite 100, Goleta, California 93117, and our telephone number at this location is (805) 308-9803.  Our website address is www.resonant.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements include, but are not limited to, those concerning the following:

•                  the status of filter designs under development;

•                  the prospects for licensing filter designs upon completion of development;

•                  plans for other filter designs not currently in development;

•                  potential customers for our designs;

•                  the timing and amount of future royalty streams;

•                  our plans regarding the use of proceeds from our equity financings and the expected duration of our capital resources;

•                  our plans regarding future financings;

•                  our hiring plans;

•                  the impact of our designs on the mobile device market;

•                  our business strategy;

•                  our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;

•                  the timing and success of our plan of commercialization;

•                  our dependence on growth in our customers’ businesses;

•                  the effects of market conditions on our stock price and operating results;

•                  our ability to maintain our competitive technological advantages against competitors in our industry and the related costs associated with defending intellectual property infringement and other claims;

•                  our ability to timely and effectively adapt our existing technology and have our technology solutions gain market acceptance;

•                  our ability to introduce new filter designs and bring them to market in a timely manner;

•                  our ability to maintain, protect and enhance our intellectual property;

•                  our expectations concerning our relationships with our customers and other third parties and our customers’ relationships with their manufacturers;

•                  the attraction and retention of qualified employees and key personnel;

•                  future acquisitions of or investments in complementary companies or technologies; and

•                  our ability to comply with evolving legal standards and regulations, particularly concerning requirements for being a public company and United States export regulations.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “will”, “would” as well as similar expressions. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to reflect facts and circumstances after the date of this prospectus.  Before deciding to purchase our securities, you should carefully read both this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 47,000,000 shares of common stock, $0.001 par value, and 3,000,000 shares of preferred stock, $0.001 par value. As of May 11, 2016, there were 9,411,894 shares of common stock outstanding and no shares of preferred stock outstanding.

The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law.  For information on how to obtain copies of our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock. Shares of our common stock outstanding, and to be issued, are, and will be, fully paid and non-assessable.  Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of The Nasdaq Stock Market), to designate and issue up to 3,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Shares of our preferred stock, if issued, will be fully paid and non-assessable.

We will fix the designations, powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series, including:

•                  the title and stated value;

•                  the number of shares of such series;

•                  the liquidation preference per share;

•                  the purchase price;

•                  the dividend rate, period and payment date and method of calculation for dividends;

•                  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•                  the provisions for a sinking fund, if any;

•                  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•                  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•                  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•                  voting rights, if any, of the preferred stock;

•                  preemptive rights, if any;

•                  restrictions on transfer, sale or other assignment, if any;

•                  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•                  any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•                  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The General Corporation Law of the State of Delaware, or DGCL, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Anti-takeover Effects of Provisions of Charter Documents and Delaware Law

Charter Documents. Our certificate of incorporation and bylaws contain provisions that could discourage potential takeover attempts and make it more difficult for stockholders to change management, which could adversely affect the market place of our common stock.

Our certificate of incorporation limits the personal liability for monetary damages for breach of fiduciary duty of our directors to Resonant and our stockholders to the fullest extent permitted by the Delaware General Corporation Law. The inclusion of this provision in our certificate of incorporation may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty.

Our certificate of incorporation provides that all stockholder action must be effected at a meeting of stockholders and not by a consent in writing. In addition, our certificate of incorporation and bylaws provide that, except as otherwise expressly provided by the terms of any series of preferred stock permitting the holders of such series of preferred stock to call a special meeting of the holders of such series, special meetings of stockholders of Resonant may be called only by the board of directors, the chairperson of the board of directors, the chief executive officer or the president (in the absence of a chief executive officer). Finally, our bylaws establish procedures, including advance notice procedures, with regard to the nomination of candidates for election as directors and stockholder proposals.

Delaware Law. We are subject to Section 203 of DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•                  before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•                  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•                  any merger or consolidation involving the corporation and the interested stockholder;

•                  any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•                  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•                  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•                  the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Although Section 203 permits us to elect not to be governed by its provisions, we have not made this election. As a result of the application of Section 203, potential acquirers of Resonant may be discouraged from attempting to effect an acquisition transaction with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Limited, P.O. Box 30170, College Station, TX 77842, and its telephone number is (800) 368-5948.  The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on The NASDAQ Capital Market

Our common stock is listed on The NASDAQ Capital Market under the symbol “RESN.”

SELLING STOCKHOLDERS

April 2016 Financing

On April 20, 2016, we entered into a securities purchase agreement with investors that provided for the sale of 1,996,880 units at a price of $2.985 per unit for gross proceeds to us of approximately $5,960,000 before placement agent fees and transaction expenses. Each unit consists of one share of our common stock and one warrant to purchase one share of our common stock at an exercise price of $2.86 for a period commencing 6 months and ending 36 months after the closing of the offering.  The investors include seven of our directors and officers, each of whom purchased units on the same terms and conditions as the other investors. We consummated the private placement on April 25, 2016.  Each of the investors in the private placement is a selling stockholder.

In connection with the private placement, we entered into a registration rights agreement, dated April 25, 2016, with the investors, pursuant to which we agreed to register for resale by the investors the shares of common stock, and the shares of common stock issuable upon exercise of the warrants, purchased by the investors pursuant to the securities purchase agreement.  We committed to file the registration statement no later than May 25, 2016 and to cause the registration statement to become effective no later than August 23, 2016. The registration rights agreement provides for liquidated damages upon the occurrence of certain events, including our failure to file the registration statement on or before May 25, 2016 or cause it to become effective on or before August 23, 2016.  The amount of liquidated damages payable to an investor would be 1.0% of the aggregate amount invested by such Investor for each 30-day period, or pro rata portion thereof, during which the default continues.  We filed the registration statement of which this prospectus is a part with the SEC pursuant to the registration rights agreement.

National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc., and Drexel Hamilton, LLC acted as co-placement agents in the financing.  For their services as placement agents, we paid each of National Securities Corporation and Drexel Hamilton, LLC a cash fee of $298,800 (or an aggregate of $597,600, representing approximately 10% of the gross proceeds raised in the financing), and paid for the out-of-pocket expenses incurred by National Securities Corporation of approximately $47,000.  In addition, we issued to each of National Securities Corporation and Drexel Hamilton, LLC a warrant to purchase 49,922 shares of our common stock (or warrants for an aggregate of 99,844 shares of common stock, representing 5% of the number of shares of common stock issued to the investors in the financing) at an exercise price equal to $2.86.  These warrants are exercisable for a period commencing 6 months and ending 36 months after the closing of the financing.  The investors in the private placement include Daniel Landry, Robert Clifford, Ankur Desai and Kevin Blair (or their affiliated entities), each of whom is associated person of National Securities Corporation and acquired units for their own account.

Selling Stockholder Table

The following table sets forth for each selling stockholder, the name, the number and percentage of shares of common stock beneficially owned as of May 11, 2016, the maximum number of shares of common stock that may be offered pursuant to this prospectus and the number and percentage of shares of common stock that would be beneficially owned after the sale of the maximum number of shares of common stock, and is based upon information provided to us by each selling stockholder for use in this prospectus. The information presented in the table is based on 9,411,894 shares of our common stock outstanding on May 11, 2016.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.  For purposes of the table below, shares of common stock issuable pursuant to options and restricted stock units held by a selling stockholder that can be acquired within 60 days of May 11, 2016, and shares of common stock issuable pursuant to warrants held by a selling stockholder without regard to restrictions on exercise, are deemed to be outstanding and to be beneficially owned by the selling stockholder holding the securities but are not treated as outstanding for the purpose of computing the percentage ownership of any other selling stockholder.

Pursuant to the terms of warrants held by certain selling stockholders, the maximum number of shares that may be acquired by any such selling stockholder upon any exercise of the warrants is limited to the extent necessary to ensure that, following such exercise, the total number of shares of common stock then beneficially owned by such selling stockholder and his affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the selling stockholder for purposes of Section 13(d) of the Exchange Act, does not exceed a stated percentage of our common stock specified in the selling stockholder’s warrant (either 4.99%, 9.99% or 19.99%).  In addition, the warrants held by the selling stockholders are not exercisable until October 25, 2016.  The shares of common stock and percentage ownership listed in the following table do not reflect these contractual limitations on a selling stockholder’s ability to purchase shares of common stock upon exercise of warrants.

	Shares Beneficially Owned		Maximum Number of Shares to be	Shares Beneficially Owned After the Sale of the Maximum Number of Shares
Name of Selling Stockholder	Number	Percentage	Sold Hereunder	Number	Percentage

Executive Officers and Directors:
Neal Fenzi (1)	452,762	4.8%	10,000	442,762	4.7%
The Kingdom Trust Company Cust FBO Michael J Fox SEP IRA (2)	1,391,400	14.3%	21,400	1,370,000	14.1%
Robert Bruce Hammond (3)	452,762	4.8%	10,000	442,762	4.7%
The Kingdom Trust Company Cust FBO George Holmes IRA (4)	86,434	*	16,600	69,834	*
Richard Kornfeld (5)	70,297	*	40,000	30,297	*
Terrance Dale Lingren & Constance Marie Lingren JT TEN (6)	454,858	4.8%	10,000	444,858	4.7%
John Major (7)	100,561	1.1%	67,000	33,561	*

5% Stockholders:
Peter A Appel (8)	1,930,094	19.8%	670,000	1,260,094	12.9%
Park City Capital Offshore Master Ltd. (9)	1,370,000	14.1%	670,000	700,000	7.2%

Other Selling Stockholders:
Christopher Achar (10)	16,000	*	16,000	0	—
Matthew R Antoun (11)	24,000	*	24,000	0	—
Benjamin L Padnos & Joseph M Sweeney TR UA DATED 03/25/2010 Jeffrey & Margaret Padnos 2010 Generation Trust FBO Benjamin Padnos (12)	29,372	*	7,960	21,412	*
Benjamin L Padnos & Joseph M Sweeney TR UA DATED 03/25/2010 Jeffrey & Margaret Padnos 2010 Generation Trust FBO Joshua Padnos (13)	27,256	*	13,000	14,256	*
Benjamin L Padnos & Joseph M Sweeney TR UA DATED 03/25/2010 Jeffrey & Margaret Padnos 2010 Generation Trust FBO Rebecca Padnos Altamirano (14)	23,256	*	13,000	10,256	*

	Shares Beneficially Owned		Maximum Number of Shares to be	Shares Beneficially Owned After the Sale of the Maximum Number of Shares
Name of Selling Stockholder	Number	Percentage	Sold Hereunder	Number	Percentage

Benjamin L Padnos & Joseph M Sweeney TR UA DATED 03/25/2010 Jeffrey & Margaret Padnos 2010 Generation Trust FBO Samuel Padnos (15)	27,256	*	13,000	14,256	*
Bessemer Trust Cust FBO Murray Markiles Roth IRA (16)	66,000	*	66,000	0	—
Blue Earth Fund LP (17)	240,000	2.5%	240,000	0	—
Brad Handler TR UA DATED 04/08/1999 The Handler Revocable Trust (18)	50,912	*	30,000	20,912	*
Michael Sean Browning (19)	27,456	*	20,000	7,456	*
Cameron Broumand TR UA DATED 06/08/2010 Broumand Family Trust (20)	19,956	*	16,000	13,956	*
Causeway Bay Capital LLC (21)	28,410	*	20,000	8,410	*
Michael J Cavalier Jr (22)	118,000	1.3%	68,000	50,000	*
Jason Robert Cavalier (23)	73,000	*	68,000	5,000	*
Connective Capital Emerging Energy QP LP (24)	63,800	*	63,800	0	—
Connective Capital I Master Fund Ltd (25)	116,200	1.2	116,200	0	—
Cynthia Padnos TR UA DATED 05/09/1991 Cynthia B Padnos Separate Property Trust (26)	23,000	*	16,000	7,000	*
David S Nagelberg TR UA DATED 07/02/2003 David S Nagelberg 2003 Revocable Trust (27)	120,000	1.3%	120,000	0	—
Edmund N Purcell & Michelle M Purcell TR UA DATED 09/19/2007 Purcell Trust (28)	18,000	*	18,000	0	—
David V Fox (29)	29,625	*	16,000	13,625	*
James A Fuchs (30)	57,500	*	50,000	7,500	*
Peter C Gerlach (31)	16,000	*	16,000	0	—
Gregory Harding-Brown (32)	16,000	*	16,000	0	—
Harvey Bibicoff TR UA DATED 5/16/2000 Bibicoff Family Trust (33)	24,000	*	16,000	8,000	*
Matthew Hayden (34)	30,000	*	30,000	0	*
HJ Solutions LLC (35)	21,800	*	20,000	1,800	*
James P Huggins TR UA DATED 09/27/2001 James P Huggins Revocable Trust (36)	118,500	1.3%	60,000	58,500	*
Christopher D Jennings & Karen W Jennings (37)	24,000	*	24,000	0	*
Joshua Fein TR UA DATED 12/12/2008 The Fein Family Trust (38)	30,000	*	20,000	10,000	*
Kepmen Capital (39)	42,500	*	30,000	12,500	*
Kevin D Blair & Laura S Blair TR UA DATED 03/21/2011 The Blair Family Trust (40)	18,000	*	18,000	0	—
Jason Kim (41)	36,000	*	36,000	0	—
Benjamin King (42)	8,000	*	8,000	0	—
Korbel Capital LLC (43)	20,000	*	20,000	0	—

	Shares Beneficially Owned		Maximum Number of Shares to be	Shares Beneficially Owned After the Sale of the Maximum Number of Shares
Name of Selling Stockholder	Number	Percentage	Sold Hereunder	Number	Percentage

Shawn McAllister & Amanda McAllister (44)	24,000	*	14,000	10,000	*
John McIlvery (45)	30,000	*	30,000	0	—
Phillip D Mervis & Sheryl Facktor JT TEN (46)	19,000	*	16,000	3,000	*
Benjamin L Padnos (47)	202,797	2.2%	48,400	154,397	1.6%
Daniel Padnos (48)	33,206	*	20,000	13,206	*
Jeffrey S Padnos & Margaret M Padnos JT TEN (49)	85,112	*	40,200	44,912	*
Jonathan Padnos (50)	26,350	*	20,000	6,350	*
Ricardo Munoz Flores & Laurie M Zaballos TR UA DATED 09/24/1999 Flores-Zaballos Family Trust (51)	24,000	*	20,000	4,000	*
Richard Chade TR UA DATED 05/26/1999 R & A Chade Family Trust (52)	47,930	*	30,000	17,930	*
Daniel Sanker (53)	30,000	*	30,000	0	—
Brett Schafer (54)	24,000	*	24,000	0	—
Andrew Schwartzberg (55)	24,000	*	24,000	0	—
Shane H Broumand TR UA DATED 01/16/1986 Broumand Family Trust (56)	28,500	*	16,000	12,500	*
Steven B Chapin & Kristin J Chapin TR UA DATED 03/10/2015 The Steven & Kristin Chapin Family Trust (57)	66,000	*	66,000	0	—
Steven T Gubner & Laura A Bartolomea TR UA DATED 09/24/1999 GFLT 1999 (58)	118,000	1.3%	68,000	50,000	*
Craig J Taines (59)	18,000	*	16,000	2,000	*
James Tierney (60)	74,800	*	50,000	24,800	*
The Kingdom Trust Company Cust FBO Ankur Desai IRA (61)	35,941	*	16,000	19,941	*
The Kingdom Trust Company Cust FBO Daniel P Landry IRA (62)	150,902	1.6%	32,000	118,902	1.2%
The Kingdom Trust Company Cust FBO Erick Richardson IRA (63)	158,000	1.7%	158,000	0	—
The Kingdom Trust Company Cust FBO Quinn Goldman IRA (64)	4,000	*	4,000	0	—
The Kingdom Trust Company Cust FBO Quinn Goldman IRA (65)	3,200	*	3,200	0	—
The Kingdom Trust Company Cust FBO Robert C Clifford IRA (66)	161,077	1.7%	50,000	111,077	1.2%
Thomas B Livermore & Scott H Shadrick TR UA DATED 06/04/2007 The Thomas B Livermore Revocable Trust & The Scott H Shadrick Revocable Trust (67)	36,965	*	16,000	20,965	*
Valley High Partners LP (68)	200,000	2.1%	200,000	0	—
Warberg WF IV LP (69)	50,000	*	50,000	0	—
Brian Weitman (70)	35,500	*	32,000	3,500	*

	Shares Beneficially Owned		Maximum Number of Shares to be	Shares Beneficially Owned After the Sale of the Maximum Number of Shares
Name of Selling Stockholder	Number	Percentage	Sold Hereunder	Number	Percentage

Wiley M Pickett & Joane Drake Henneberger Pickett TR UA DATED 04/24/2013 Pickett Henneberger Family Trust (71)	47,390	*	30,000	17,390	*
Zhuge Liang LLC (72)	26,000	*	26,000	0	—
Total			3,993,760

*                       Represents beneficial ownership of less than one percent.

(1)               Consists of (i) 355,679 shares of common stock, (ii) 83,333 shares of common stock that may be acquired from us upon exercise of warrants, (iii) 5,000 shares of common stock that may be acquired from us upon exercise of warrants, and (iv) 3,750 shares of common stock that may be acquired from us upon exercise of stock options that are exercisable within 60 days of May 11, 2016.

(2)               Consists of (i) 10,700 shares of common stock, (ii) 10,700 shares of common stock that may be acquired from us upon exercise of warrants, (iii) 1,035,000 shares of common stock owned by Park City Capital Offshore Master Ltd., and (iv) 335,000 shares of common stock that may be acquired by Park City Capital Offshore Master Ltd. from us upon exercise of warrants. Michael Fox, the managing member of Park City Capital, LLC, the investment manager of Park City Capital Offshore Master Ltd., has voting and dispositive power with respect to securities owned by Park City Capital Offshore Master Ltd.

(3)               Consists of (i) 355,679 shares of common stock, (ii) 83,333 shares of common stock that may be acquired from us upon exercise of warrants, (iii) 5,000 shares of common stock that may be acquired from us upon exercise of warrants, and (iv) 3,750 shares of common stock that may be acquired from us upon exercise of stock options that are exercisable within 60 days of May 11, 2016.

(4)               Consists of (i) 43,217 shares of common stock, (ii) 8,300 shares of common stock that may be acquired from us upon exercise of warrants, and (iii) 34,917 shares of common stock that may be acquired from us upon vesting of restricted stock units within 60 days of May 11, 2016.

(5)               Consists of (i) 44,000 shares of common stock, (ii) 20,000 shares of common stock that may be acquired from us upon exercise of warrants and (iii) 6,297 shares of common stock that may be acquired from us upon vesting of restricted stock units within 60 days of May 11, 2016.

(6)               Consists of (i) 357,149 shares of common stock, (ii) 83,333 shares of common stock that may be acquired from us upon exercise of warrants, (iii) 5,000 shares of common stock that may be acquired from us upon exercise of warrants, and (iv) 4,376 shares of common stock that may be acquired from us upon exercise of stock options that are exercisable within 60 days of May 11, 2016.

(7)               Consists of (i) 57,500 shares of common stock, (ii) 33,500 shares of common stock that may be acquired from us upon exercise of warrants and (iii) 9,561 shares of common stock that may be acquired from us upon vesting of restricted stock units within 60 days of May 11, 2016.

(8)               Consists of (i) 335,000 shares of common stock, (ii) 335,000 shares of common stock that may be acquired from us upon exercise of warrants and (iii) 1,260,094 shares of common stock owned by Lone Wolf Holdings, LLC. Peter Appel exercises voting and investment authority over the shares held by Lone Wolf Holdings, LLC.

(9)               Consists of (i) 1,035,000 shares of common stock and (ii) 335,000 shares of common stock that may be acquired from us upon exercise of warrants. Michael Fox exercises voting and investment authority over the shares held by this selling stockholder.

(10)        Consists of (i) 8,000 shares of common stock and (ii) 8,000 shares of common stock that may be acquired from us upon exercise of warrants.

(11)        Consists of (i) 12,000 shares of common stock and (ii) 12,000 shares of common stock that may be acquired from us upon exercise of warrants.

(12)        Consists of (i) 25,392 shares of common stock and (ii) 3,980 shares of common stock that may be acquired from us upon exercise of warrants.  Benjamin L. Padnos exercises voting and investment authority over the shares held by this selling stockholder.

(13)        Consists of (i) 20,756 shares of common stock and (ii) 6,500 shares of common stock that may be acquired from us upon exercise of warrants.  Benjamin L. Padnos exercises voting and investment authority over the shares held by this selling stockholder.

(14)        Consists of (i) 16,756 shares of common stock and (ii) 6,500 shares of common stock that may be acquired from us upon exercise of warrants.  Benjamin L. Padnos exercises voting and investment authority over the shares held by this selling stockholder.

(15)        Consists of (i) 20,756 shares of common stock and (ii) 6,500 shares of common stock that may be acquired from us upon exercise of warrants.  Benjamin L. Padnos exercises voting and investment authority over the shares held by this selling stockholder.

(16)        Consists of (i) 33,000 shares of common stock and (ii) 33,000 shares of common stock that may be acquired from us upon exercise of warrants.

(17)        Consists of (i) 120,000 shares of common stock and (ii) 120,000 shares of common stock that may be acquired from us upon exercise of warrants.  Brett Conrad exercises voting and investment authority over the shares held by this selling stockholder.

(18)        Consists of (i) 35,912 shares of common stock and (ii) 15,000 shares of common stock that may be acquired from us upon exercise of warrants.  Brad Handler exercises voting and investment authority over the shares held by this selling stockholder.

(19)        Consists of (i) 17,456 shares of common stock and (ii) 10,000 shares of common stock that may be acquired from us upon exercise of warrants.

(20)        Consists of (i) 21,956 shares of common stock and (ii) 8,000 shares of common stock that may be acquired from us upon exercise of warrants.  Cameron Broumand exercises voting and investment authority over the shares held by this selling stockholder.

(21)        Consists of (i) 18,410 shares of common stock and (ii) 10,000 shares of common stock that may be acquired from us upon exercise of warrants.  Dominador D. Tolentino Jr. exercises voting and investment authority over the shares held by this selling stockholder.

(22)        Consists of (i) 84,000 shares of common stock and (ii) 34,000 shares of common stock that may be acquired from us upon exercise of warrants.

(23)        Consists of (i) 39,000 shares of common stock and (ii) 34,000 shares of common stock that may be acquired from us upon exercise of warrants.

(24)        Consists of (i) 31,900 shares of common stock and (ii) 31,900 shares of common stock that may be acquired from us upon exercise of warrants.  exercises voting and investment authority over the shares held by this selling stockholder.

(25)        Consists of (i) 58,100 shares of common stock and (ii) 58,100 shares of common stock that may be acquired from us upon exercise of warrants.  Rob Romero exercises voting and investment authority over the shares held by this selling stockholder.

(26)        Consists of (i) 15,000 shares of common stock and (ii) 8,000 shares of common stock that may be acquired from us upon exercise of warrants.  Cynthia Padnos exercises voting and investment authority over the shares held by this selling stockholder.

(27)        Consists of (i) 60,000 shares of common stock and (ii) 60,000 shares of common stock that may be acquired from us upon exercise of warrants.  David S. Nagelberg exercises voting and investment authority over the shares held by this selling stockholder.

(28)        Consists of (i) 9,000 shares of common stock and (ii) 9,000 shares of common stock that may be acquired from us upon exercise of warrants.  Edmund Purcell exercises voting and investment authority over the shares held by this selling stockholder.

(29)        Consists of (i) 21,625 shares of common stock and (ii) 8,000 shares of common stock that may be acquired from us upon exercise of warrants.

(30)        Consists of (i) 32,500 shares of common stock and (ii) 25,000 shares of common stock that may be acquired from us upon exercise of warrants.

(31)        Consists of (i) 8,000 shares of common stock and (ii) 8,000 shares of common stock that may be acquired from us upon exercise of warrants.

(32)        Consists of (i) 8,000 shares of common stock and (ii) 8,000 shares of common stock that may be acquired from us upon exercise of warrants.

(33)        Consists of (i) 16,000 shares of common stock and (ii) 8,000 shares of common stock that may be acquired from us upon exercise of warrants.  Harvey Bibicoff exercises voting and investment authority over the shares held by this selling stockholder.

(34)        Consists of (i) 15,000 shares of common stock and (ii) 15,000 shares of common stock that may be acquired from us upon exercise of warrants.

(35)        Consists of (i) 11,800 shares of common stock and (ii) 10,000 shares of common stock that may be acquired from us upon exercise of warrants.  Hong Jiang exercises voting and investment authority over the shares held by this selling stockholder.

(36)        Consists of (i) 88,500 shares of common stock and (ii) 30,000 shares of common stock that may be acquired from us upon exercise of warrants.  James P. Huggins exercises voting and investment authority over the shares held by this selling stockholder.

(37)        Consists of (i) 12,000 shares of common stock and (ii) 12,000 shares of common stock that may be acquired from us upon exercise of warrants.

(38)        Consists of (i) 20,000 shares of common stock and (ii) 10,000 shares of common stock that may be acquired from us upon exercise of warrants.  Joshua Fein exercises voting and investment authority over the shares held by this selling stockholder.

(39)        Consists of (i) 27,500 shares of common stock and (ii) 15,000 shares of common stock that may be acquired from us upon exercise of warrants.  Martin Regan exercises voting and investment authority over the shares held by this selling stockholder.

(40)        Consists of (i) 9,000 shares of common stock and (ii) 9,000 shares of common stock that may be acquired from us upon exercise of warrants.  Kevin Blair exercises voting and investment authority over the shares held by this selling stockholder.

(41)        Consists of (i) 18,000 shares of common stock and (ii) 18,000 shares of common stock that may be acquired from us upon exercise of warrants.

(42)        Consists of (i) 4,000 shares of common stock and (ii) 4,000 shares of common stock that may be acquired from us upon exercise of warrants.

(43)        Consists of (i) 10,000 shares of common stock and (ii) 10,000 shares of common stock that may be acquired from us upon exercise of warrants.  Robert K. Davis exercises voting and investment authority over the shares held by this selling stockholder.

(44)        Consists of (i) 17,000 shares of common stock and (ii) 7,000 shares of common stock that may be acquired from us upon exercise of warrants.

(45)        Consists of (i) 15,000 shares of common stock and (ii) 15,000 shares of common stock that may be acquired from us upon exercise of warrants.

(46)        Consists of (i) 11,000 shares of common stock and (ii) 8,000 shares of common stock that may be acquired from us upon exercise of warrants.

(47)        Consists of (i) 118,417 shares of common stock owned directly by this selling stockholder, (ii) an additional 60,180 shares of common stock with respect to which this selling stockholder exercises voting and investment authority, and (iii) 24,200 shares of common stock that may be acquired from us upon exercise of warrants.

(48)        Consists of (i) 23,206 shares of common stock and (ii) 10,000 shares of common stock that may be acquired from us upon exercise of warrants.

(49)        Consists of (i) 65,012 shares of common stock and (ii) 20,100 shares of common stock that may be acquired from us upon exercise of warrants.

(50)        Consists of (i) 16,350 shares of common stock and (ii) 10,000 shares of common stock that may be acquired from us upon exercise of warrants.

(51)        Consists of (i) 14,000 shares of common stock and (ii) 10,000 shares of common stock that may be acquired from us upon exercise of warrants.  Ricardo Munoz Flores exercises voting and investment authority over the shares held by this selling stockholder.

(52)        Consists of (i) 32,930 shares of common stock and (ii) 15,000 shares of common stock that may be acquired from us upon exercise of warrants.  Richard Chade exercises voting and investment authority over the shares held by this selling stockholder.

(53)        Consists of (i) 15,000 shares of common stock and (ii) 15,000 shares of common stock that may be acquired from us upon exercise of warrants.

(54)        Consists of (i) 12,000 shares of common stock and (ii) 12,000 shares of common stock that may be acquired from us upon exercise of warrants.

(55)        Consists of (i) 12,000 shares of common stock and (ii) 12,000 shares of common stock that may be acquired from us upon exercise of warrants.

(56)        Consists of (i) 20,500 shares of common stock and (ii) 8,000 shares of common stock that may be acquired from us upon exercise of warrants.  Shane Broumand exercises voting and investment authority over the shares held by this selling stockholder.

(57)        Consists of (i) 33,000 shares of common stock and (ii) 33,000 shares of common stock that may be acquired from us upon exercise of warrants.  Steven B. Chapin exercises voting and investment authority over the shares held by this selling stockholder.

(58)        Consists of (i) 84,000 shares of common stock and (ii) 34,000 shares of common stock that may be acquired from us upon exercise of warrants.  Steven T. Gubner exercises voting and investment authority over the shares held by this selling stockholder.

(59)        Consists of (i) 10,000 shares of common stock and (ii) 8,000 shares of common stock that may be acquired from us upon exercise of warrants.

(60)        Consists of (i) 49,800 shares of common stock and (ii) 25,000 shares of common stock that may be acquired from us upon exercise of warrants.

(61)        Consists of (i) 9,965 shares of common stock and (ii) 25,976 shares of common stock that may be acquired from us upon exercise of warrants.

(62)        Consists of (i) 18,100 shares of common stock and (ii) 132,802 shares of common stock that may be acquired from us upon exercise of warrants.

(63)        Consists of (i) 79,000 shares of common stock and (ii) 79,000 shares of common stock that may be acquired from us upon exercise of warrants.

(64)        Consists of (i) 2,000 shares of common stock and (ii) 2,000 shares of common stock that may be acquired from us upon exercise of warrants.

(65)        Consists of (i) 1,600 shares of common stock and (ii) 1,600 shares of common stock that may be acquired from us upon exercise of warrants.

(66)        Consists of (i) 79,824 shares of common stock and (ii) 81,253 shares of common stock that may be acquired from us upon exercise of warrants.

(67)        Consists of (i) 28,965 shares of common stock and (ii) 8,000 shares of common stock that may be acquired from us upon exercise of warrants.  Thomas B. Livermore exercises voting and investment authority over the shares held by this selling stockholder.

(68)        Consists of (i) 100,000 shares of common stock and (ii) 100,000 shares of common stock that may be acquired from us upon exercise of warrants.  Malcolm Fairbairn exercises voting and investment authority over the shares held by this selling stockholder.

(69)        Consists of (i) 25,000 shares of common stock and (ii) 25,000 shares of common stock that may be acquired from us upon exercise of warrants.  Daniel Warsh exercises voting and investment authority over the shares held by this selling stockholder.

(70)        Consists of (i) 19,500 shares of common stock and (ii) 16,000 shares of common stock that may be acquired from us upon exercise of warrants.

(71)        Consists of (i) 32,390 shares of common stock and (ii) 15,000 shares of common stock that may be acquired from us upon exercise of warrants.  Wiley Pickett exercises voting and investment authority over the shares held by this selling stockholder.

(72)        Consists of (i) 13,000 shares of common stock and (ii) 13,000 shares of common stock that may be acquired from us upon exercise of warrants.  Aaron Grunfeld exercises voting and investment authority over the shares held by this selling stockholder.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•                  a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.  In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon for us by Stubbs Alderton & Markiles, LLP, Sherman Oaks, California.

EXPERTS

The consolidated balance sheet of Resonant Inc. as of December 31, 2015, and the related consolidated statements of operations, stockholders’ equity and cash flows of Resonant Inc. for the year ended December 31, 2015, incorporated by reference in this prospectus have been so incorporated in reliance on the report of Crowe Horwath LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated balance sheet of Resonant Inc. as of December 31, 2014, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows of Resonant Inc. for the year ended December 31, 2014, incorporated by reference in this prospectus have been so incorporated in reliance on the report of Squar Milner LLP (formerly Squar, Milner, Peterson, Miranda & Williamson, LLP), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-36467):

•                  our Annual Report on Form 10-K for our fiscal year ended December 31, 2015 (filed on March 25, 2016);

•                  our Quarterly Report on Form 10-Q for our quarter ended March 31, 2016 (filed on May 12, 2016);

•                  our Current Reports on Form 8-K, dated February 16, 2016 (filed on February 19, 2016); dated February 29, 2016 (filed on March 4, 2016); and dated April 20, 2016 (filed on April 26, 2016); and

•                  the description of our common stock contained in our registration statement on Form 8-A, as filed with the SEC on May 27, 2014, including any amendments or reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this prospectus, including exhibits to these documents.  You should direct any requests for copies to:  Investor Relations, Resonant Inc., 110 Castilian Drive, Suite 100, Goleta, California 93117; telephone number (805) 308-9803.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.                                         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions payable by the Registrant in connection with the offering of the securities being registered.  All amounts are estimates, except the SEC registration fee.

SEC registration fee	$1,738
Accounting fees and expenses	$10,000
Legal fees and expenses	$15,000
Transfer Agent fees and expenses	$5,000
Printing and related fees	$5,000
Miscellaneous	$3,262
Total	$40,000

ITEM 15.                                         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s Certificate of Incorporation, Bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

As permitted by Section 145 of the Delaware General Corporation Law, Section 8.1 of the Registrant’s Certificate of Incorporation, as amended, provides:

“To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.”

The Registrant’s Certificate of Incorporation, as amended, and Bylaws, as amended, provide for indemnification of officers and directors to the fullest extent permitted by Delaware law.  In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that provided for in the Bylaws.

The Registrant maintains insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against any of them and expense incurred by any of them in any capacity, subject to certain exclusions.

ITEM 16.                                         EXHIBITS.

See the Exhibit Index which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)  include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goleta, State of California, on May 13, 2016.

RESONANT INC.

By:	/s/ John Philpott
John Philpott
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Terry Lingren and John Philpott, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Terry Lingren	Chief Executive Officer and Director	May 13, 2016
Terry Lingren	(Principal Executive Officer)

/s/ John Philpott	Chief Financial Officer and Secretary	May 13, 2016
John Philpott	(Principal Financial and Accounting Officer)

/s/ Robert Hammond	Chief Technology Officer and Director	May 13, 2016
Robert Hammond

/s/ Janet Cooper	Director	May 13, 2016
Janet Cooper

/s/ Michael Fox	Director	May 13, 2016
Michael Fox

/s/ George Holmes	Director	May 13, 2016
George Holmes

/s/ Thomas Joseph	Director	May 13, 2016
Thomas Joseph

/s/ Richard Kornfeld	Director	May 13, 2016
Richard Kornfeld

/s/ John Major	Chairman of the Board	May 13, 2016
John Major

S-1

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Herewith

1.1	Form of Underwriting Agreement					(1)
3.1	Amended and Restated Certificate of Incorporation	8-K	001-36467	3.1	June 5, 2014
3.2	Amended and Restated Bylaws	8-K	001-36467	3.2	June 5, 2014
4.1	Specimen of common stock certificate	S-1/A	333-193552	4.1	April 11, 2014
5.1	Opinion of Stubbs Alderton & Markiles, LLP					X
10.1	Securities Purchase Agreement, dated April 20, 2016, among the Registrant and the investors identified therein	8-K	001-36467	10.1	April 26, 2016
10.2	Registration Rights Agreement, dated April 25, 2016, among the Registrant and the investors identified therein	8-K	001-36467	10.2	April 26, 2016
10.3	Form of Warrant	8-K	001-36467	10.3	April 26, 2016
23.1	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)					X
23.2	Consent of Squar Milner LLP (formerly Squar, Milner, Peterson, Miranda & Williamson, LLP)					X
23.3	Consent of Crowe Horwath LLP					X
24.1	Power of Attorney (included on signature page)					X

(1)                     To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

EX-1